FIRST ADDENDUM TO STOCK PURCHASE AGREEMENT

         AGREEMENT, made as of the 19th day of September, 1997, by and among BCAM INTERNATIONAL, INC., a New York corporation with its principal place of business at 1800 Walt Whitman Road, Melville, New York 11746 ("Purchaser"), Charles Schuyler, residing at 129 W. Broadway, Granville, Ohio 43028 ("Schuyler") and Frank Shyjka, residing at 112 N. Ardmore Road, Baxley, Ohio 43209 ("Shyjka" and together with Schuyler, the "Shareholders"). Purchaser and Shareholders are sometimes collectively referred to herein as the "Parties."

         WHEREAS,   the  Parties  have  previously  executed  a  Stock  Purchase
Agreement dated as of March 20, 1997 (the "Stock Purchase Agreement"); and

         WHEREAS, the Parties wish to amend certain provisions contained in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. Article 2.1 of the Stock Purchase Agreement is hereby deleted and replaced in its entirety with the following new Article 2.1:

                  "2.1 Purchase Price. The purchase price ("Purchase Price") is $4,582,000 of which Purchaser has heretofore delivered $50,000 to the Sellers as a down payment pursuant to two letter agreements dated July 23, 1997, copies of which are annexed hereto as Exhibit A. In consideration of the sale, assignment, transfer and delivery of the Sellers Shares by the Shareholders and all right, title and interest therein to Purchaser, and in reliance upon the representations, warranties, covenants and agreements made herein by the Shareholders to Purchaser, Purchaser agrees to pay to Shareholders at Closing the balance of the purchase price of Four Million Five-Hundred Thirty-Two Thousand ($4,532,000) Dollars, as follows:

                  (a) to deliver to Shareholders  the sum of Three Million Eight
                  Hundred  Thirty-Two  Thousand   ($3,832,,000)  Dollars  ("Cash
                  Purchase Price") by wire transfer;

                  (b) to deliver to Schuyler the additional sum of Three-Hundred Thousand ($300,000) Dollars in the form of Three Hundred Seventy-Five Thousand (375,000) shares of common stock, $.01 per share par value ("Schuyler Common Shares") of the Purchaser;

                  (c) to deliver to each of the Shareholders a promissory note (collectively, the Notes") in the face amount of Two Hundred Thousand ($200,000) Dollars (total Four Hundred Thousand ($400,000) Dollars) in the form annexed hereto as Exhibit B."

         2. Article 2.2 of the Stock Purchase Agreement is hereby deleted in its entirety.

         3. Article 3 of the Stock Purchase Agreement is hereby amended by replacing "March 28, 1997" with "September 19, 1997."

         4. Article 4.1 of the Stock Purchase Agreement is hereby amended to add subparagraph "(1)" as follows:

                  "(1) the agreement described in Section 7.3 hereof."

         5. Articles 4.2(a), (b), (c) and (j) of the Stock Purchase Agreement are hereby deleted and replaced in their entirety with the following new
Articles: 4.2(a), (b) and (c):

                  "4.2     Obligations of Purchaser at Closing.  At Closing,
                   Purchaser shall deliver, or cause to be delivered, to Shareholders, the following:

                  (a) the sum of One Million Nine Hundred Sixteen Thousand ($1,916,000) Dollars to Schuyler by wire transfer [subject to Inventory Adjustment and Income Tax Adjustment;]

                  (b) the sum of One Million Nine Hundred Sixteen Thousand ($1,916,000) Dollars to Shyjka by wire transfer [subject to Inventory Adjustment and Income Tax Adjustment;]

                  (c) the Notes each in the face amount of Two Hundred Thousand ($200,000) Dollars;"

                  (j) a certificate, dated the Closing Date, of the Secretary of Drew certifying as true and correct, the resolutions adopted by the Board of Directors of Drew approving the execution and delivery of the Schuyler Employment Agreement, the Shyjka Employment Agreement, the Martin Employment Agreement, the
                  Recchi Employment, (the latter two of said agreements are described in subsection 8.1(j) hereof; and"

         6. Article 5.8(a) of the Stock Purchase Agreement is hereby deleted and replaced in its entirety as follows:

                  "5.8     Financial Statements,

                  (a) The Shareholders have previously delivered to Purchaser copies of the following financial statements of Drew (collectively, the "Financial Statements"): (I) balance sheets dated as at December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 and the related statements of income and cash flow for the respective twelve (12) months then ended, all of which have been audited by Deloitte & Touche LLP, Drew's independent auditors, and (ii) unaudited balance sheet ("Unaudited Balance sheet") as at July 31, 1997 (the "Balance Sheet Date") and unaudited statements of income for the seven (7) months then ended. Each of the said balance sheets is hereafter called "Balance Sheet." The Financial Statements correctly and completely in all material respects reflect Drew's books and records, fairly present the financial position and results of operations of Drew as of the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis."

         7. Article 5.20(a) of the Stock Purchase Agreement is hereby amended by deleting and replacing the first sentence of Subparagraph (a) as follows:

                  "(a) Shareholders have heretofore delivered to Purchaser true, complete and correct copies of all Federal, state and local tax returns filed by Drew for each of the four (4) immediately preceding taxable years of Drew ended December 31, 1996, any statement of audit adjustments applicable thereto and all Federal, state and local returns or estimated taxes filed during 1996 and 1997."

         8. Article 5.20(b) of the Stock Purchase Agreement is amended to delete "1995" and replace with "1996."

         9. Article 7.1(d) of the Stock Purchase Agreement is amended to include the following sentence:

                  "The Selling Shareholders acknowledge and agree that Drew has not made and is not obligated to make a distribution under
                  Section 7.1(d) of the Agreement."

         10. Article 7.1(j) of the Stock Purchase Agreement is amended by deleting the duplicate language "state, local, foreign" and is further amended to replace "extension or time" with "extension of time."

         11. Article 7.1(p) of the Stock Purchase Agreement is amended by replacing the date "March 28, 1997" with "September 19, 1997."

         12. Article 7.3 of the Stock Purchase Agreement is hereby amended by replacing "five (5) years' with "three (3) years."

              Article 7.3 of the Stock Purchase Agreement is further amended by deleting the last sentence and replacing with:

                  "All vested benefits to Harry Prince have been paid in full."

         13. Article 8.1(c) of the Stock Purchase Agreement is amended by replace "Drew" with "Purchaser."

         14. Article 8.1(i) of the Stock Purchase Agreement is hereby deleted in its entirety.

         15. Article 8(j) of the Stock Purchase Agreement is hereby deleted and replaced in its entirety as follows:

                  "(j)     Drew  shall  have  entered  into  employment
                   agreements in form and substance satisfactory to Purchaser with Larry R. Martin and Mark Recchi, who are currently employed by Drew."

         16. Article 8.2(f) is hereby deleted in its entirety.

         17. Article 8.2(h) of the Stock Purchase Agreement is amended by replacing $911,712" with "$845,055."

         18. Article 10.1 of the Stock Purchase Agreement is hereby amended to add the following sentence:

                  "Any fees in excess of the aforesaid amounts shall not fall under the limitation of liability set forth in Article 9.3 hereof."

         19. At the Closing, documentation shall be executed by Purchaser evidencing that Schuyler and Shyjka shall become the beneficiaries of certain life insurance policies held in the name of certain debenture holders referenced in Article 8.2(h) of the Stock Purchase Agreement to the extent of amounts due and payable to each of Schuyler and Shyjka under the Notes.

         20. Capitalized terms contained herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

         21. All terms and conditions contained in the Stock Purchase Agreement and not otherwise modified herein shall continue to remain in full force and effect in each and every respect.

         22. This Addendum shall be governed by and construed in accordance with the laws of Ohio, without giving effect to choice of law principles.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Addendum as of the date first written above herein.

                            BCAM INTERNATIONAL, INC.

                                           By:      \s\ Michael Strauss
                                                    -------------------
                                                     Michael Strauss, President

                                                    \s\ Charles Schuyler
                                                    --------------------
                                                     Charles Schuyler

                                                    \s\ Frank Shyjka
                                                    ----------------
                                                     Frank Shyjka